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                                                                  Exhibit 23.1



                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-101840) pertaining to the 1997 Stock Option Plan of Valley National Gases Incorporated of our report dated July 30, 2002, with respect to the consolidated financial statements of Valley National Gases Incorporated included in this Form 10-K for the year ended June 30, 2003.




/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
September 25, 2003